Exhibit 99.1

Presidio Property Trust, Inc. Announces Earnings for

the Three Months Ended March 31, 2025

San Diego, California, May 14, 2025 – Presidio Property Trust, Inc. (Nasdaq: SQFT, SQFTP, SQFTW) (the “Company”), an internally managed, diversified real estate investment trust (“REIT”), today reported earnings for its three months ended March 31, 2025.

“In spite of a challenging macroeconomic climate and economic uncertainty, our team has remained more focused than ever on strategic execution and creating a strong financial balance sheet to create value across our portfolio,” said Jack Heilbron, the Company’s President and Chief Executive Officer.

“A noteworthy accomplishment during the first quarter was our 100% retention rate for expiring leases,” said Gary Katz, the Company’s Chief Investment Officer.

“Activity within both the acquisition and resale segments of our model home business remains balanced. I am excited about the recent acquisitions, which add another nationally ranked builder to our portfolio. This not only expands our geographical footprint but also represents our ability to attract new clients and desirable product, to complement our existing model home portfolio,” said Steve Hightower, President of the Model Home Division.

The Three Months Ended March 31, 2025, Financial Results

Net income attributable to the Company’s common stockholders for the three months ended March 31, 2025 was approximately $1.7 million, or $.13 per basic and diluted share, compared to a net loss of approximately $5.8 million, or ($0.47) per basic and diluted share for the three months ended March, 31, 2024. The change in net income attributable to the Company’s common stockholders was a result of:

●	Total revenues were approximately $4.1 million for the three months ended March 31, 2025, compared to approximately $4.8 million for the same period in 2024. As of March 31, 2025, we had approximately $117.4 million in net real estate assets including 84 model homes, compared to approximately $135.3 million in net real estate assets including 88 model homes at March 31, 2024. The average number of model homes held during the three months ended March 31, 2025 and 2024 was 81 and 99, respectively. The change in revenue is directly related to the decrease in model home rental income and transaction fees during the current period, and the sale of our two commercial properties on February 7, 2025.

●	General and administrative (“G&A”) expenses for the three months ended March 31, 2025 and 2024 totaled approximately $1.7 million and $2.1 million, respectively. G&A expenses as a percentage of total revenue was 40.3% and 43.5% for the three months ended March 31, 2025 and 2024, respectively. G&A expenses for the three months ended March 31, 2025 decreased by approximately $0.4 million partially related to consulting fees in 2024 including a one-time payment for the setup of DMH 207, and additional legal fees related to Zuma Capital Management, LLC (Zuma Capital”), which was not repeated in 2025. Additionally, stock compensation was down by approximately $0.3 million due to the reduction of new restricted stock grants in 2025, slightly offset by an increase in accrued board compensation of $0.1 million related to estimated cash payment in-lieu-of restricted stock grants.

●	During the three months ended March 31, 2025, Company sold six (6) model homes for approximately $2.8 million, net of sales costs, and recognized a gain of approximately $0.2 million. Additionally on February 7, 2025, the Company sold two commercial properties, Union Town Center and Research Parkway, to a single buyer for approximately $17.0 million and recognized a net gain of approximately $4.2 million, net of closing costs.

●	As of March 31, 2025 we held 29,431 shares of CDT, as a result of their 1-for-100 reverse stock split in January 2025, 709,000 public common stock warrants of CDTTW, and 540,000 private common stock warrants, with a combined value of approximately $29,519. Conduit’s common stock (CDT) and public common stock warrants (CDTTW) and Private CDT Warrants presented on the consolidated balance sheets were measured at fair value using Level 1 and Level 3 market prices, taking into account the adoption of ASU 2022-03 Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions. The fair value adjusted during the three months ended March 31, 2025 resulted in the Company recording a loss of approximately $0.2 million as compared to a loss of approximately $3.9 million recorded during the three months ended March 31, 2024.

●	Interest expense, including amortization of deferred finance charges was approximately $1.5 million for the three months ended March 31, 2025, compared to approximately $1.5 million for the same period in 2024. The weighted average interest rate on our outstanding debt was 5.83% and 5.23% as of March 31, 2025 and 2024, respectively. Mortgage notes payable totaled approximately $94.4 million and $102.3 million as of March 31, 2025 and 2024, respectively. The decrease in mortgage notes payable is a direct result of the sale of our two commercial properties during February 2025 and the change in the number of model homes.

FFO (non-GAAP) decreased by approximately $0.2 million to approximately $(1.2 million) from $(1.0 million) for the three months ended March 31, 2025 and 2024, respectively. A reconciliation of FFO to net income, the most directly comparable GAAP financial measure, is attached to this press release. However, because FFO excludes depreciation and amortization as well as the changes in the value of the Company’s properties that result from use or market conditions, each of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited.

We believe Core FFO (non-GAAP) provides a useful metric in comparing operations between reporting periods and in assessing the sustainability of our ongoing operating performance. Core FFO decreased by about $0.6 million, from approximately $(0.4 million) for the three months ended March 31, 2024, to approximately $(1.0 million) for the three months ended March 31, 2025. A reconciliation of Core FFO to net income, the most directly comparable GAAP financial measure, is attached to this press release.

Acquisitions and Dispositions for the three months Ended March 31, 2025:

Acquisitions during the three months ended March 31, 2025:

●	We acquired 12 model homes for approximately $4.3 million. The purchase price was paid through cash payments of approximately $3.0 million and mortgage notes of approximately $1.3 million.

Dispositions during the three months ended March 31, 2025:

●	On February 7, 2025, the Company sold two commercial properties, Union Town Center and Research Parkway, to a single buyer for approximately $17.0 million and recognized a net gain of approximately $4.2 million, net of closing costs.

●	The Company sold six (6) model homes for approximately $2.8 million, net of sales costs, and recognized a gain of approximately $0.2 million.

Segment Income during the three months ended March 31, 2025:

The following tables compare the Company’s segment activity and NOI and adjusted NOI for Model Home income to its results of operations and financial position as of and for the three months ended March 31, 2025 and 2024 respectively. The line items listed in the below NOI tables include the significant expense considered by the CODM for cash allocations on future investments. The Other Non-Segment & Consolidating Items represent corporate activity, the investment in Conduit Pharmaceutical, and other eliminating items for consolidation. The information for Corporate and Other are presented to reconcile back to the consolidated statement of operations, but is not considered a reportable segment. This includes the loss on Conduit marketable securities.

The following tables compare the Company’s segment activity to its results of operations and financial position as of and for the three months ended March 31, 2025, and March 31, 2024:

	For the Three Months Ended March 31, 2025
	Retail	Office/Industrial	Model Homes	Corporate and Other	Total

Rental revenue	$206,439	$2,467,551	$915,521	$—	$3,589,511
Recovery revenue	56,439	386,479	—	—	442,918
Other operating revenue	400	62,362	(1,754)	31,747	92,755
Total revenues	263,278	2,916,392	913,767	31,747	4,125,184

Rental operating costs	100,568	1,618,365	48,157	(154,448)	1,612,642
Net Operating Income (NOI)	162,710	1,298,027	865,610	186,195	2,512,542

Gain on Sale - Model Homes	—	—	240,899	—	240,899
Impairment of Model Homes	—	—	(26,943)	—	(26,943)

Adjusted NOI	$162,710	$1,298,027	$1,079,566	$186,195	$2,726,498

The CODM reviews on a regular basis the GAAP performance of each segment, including the significant segment expenses reported for GAAP shown in the table below. Our significant segment expenses include consolidated expense categories presented in our consolidated statements of operations, as well as rental operating costs. This information is provided to the CODM and factors into the CODM’s decision making for company-wide strategy. The following tables compare the Company’s segment activity and to its results of GAAP operations and financial position as of and for the three months ended March 31, 2025 and 2024, respectively. The information for Corporate and Other are presented to reconcile back to the consolidated statement of operations, but is not considered a reportable segment as noted above.

	For the Three Months Ended March 31, 2025
	Retail	Office/Industrial	Model Homes	Corporate and Other	Total
Revenues:
Rental income	$262,878	$2,854,030	$915,521	$—	$4,032,429
Fees and other income	400	62,362	(1,754)	31,747	92,755
Total revenue	263,278	2,916,392	913,767	31,747	4,125,184
Costs and expenses:
Rental operating costs	100,568	1,618,365	48,157	(154,448)	1,612,642
General and administrative	—	16,850	229,961	1,415,167	1,661,978
Depreciation and amortization	31,689	999,169	212,012	1,234	1,244,104
Impairment of goodwill and real estate assets	—	—	26,943	—	26,943
Total costs and expenses	132,257	2,634,384	517,073	1,261,953	4,545,667
Other income (expense):
Interest expense - mortgage notes	(158,097)	(891,330)	(459,710)	(1,333)	(1,510,470)
Interest and other income, net	—	—	8	5,141	5,149
Net loss in Conduit Pharmaceuticals marketable securities (see footnote 9)	—	—	—	(176,658)	(176,658)
Gain on sales of real estate, net	4,213,068	—	240,900	—	4,453,968
Income tax (expense) benefit	—	—	(22,171)	47,580	25,409
Total other income (expense), net	4,054,971	(891,330)	(240,973)	(125,270)	2,797,398
Net income (loss)	4,185,992	(609,322)	155,721	(1,355,476)	2,376,915
Less: Income attributable to noncontrolling interests	—	(17,959)	(93,604)	—	(111,563)
Net income (loss) attributable to Presidio Property Trust, Inc. stockholders	$4,185,992	$(627,281)	$62,117	$(1,355,476)	$2,265,352

Dividends paid during the three months ended March 31, 2025 and 2024:

The following is a summary of distributions declared per share of our Series D Preferred Stock for the three months ended March 31, 2025 and March 31, 2024.

Series D Preferred Stock

Month	2025	2024
	Distributions Declared	Distributions Declared
January	$0.19531	$0.19531
February	0.19531	0.19531
March	0.19531	0.19531
Total	$0.58593	$0.58593

About Presidio Property Trust

Presidio is an internally managed, diversified REIT with holdings in model home properties which are triple-net leased to homebuilders, office, industrial, and retail properties. Presidio’s model homes are leased to homebuilders located primarily in the sun belt states. Presidio’s office, industrial, and retail properties are located primarily in Colorado, with properties also located in Maryland, North Dakota, Texas, and Southern California. For more information on Presidio, please visit Presidio’s website at https://www.PresidioPT.com.

Definitions

Non-GAAP Financial Measures

Funds from Operations (“FFO”) – The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders. The Company defines FFO as net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, hedge ineffectiveness, acquisition costs of newly acquired properties that are not capitalized and lease acquisition costs that are not capitalized plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.

However, because FFO excludes depreciation and amortization as well as the changes in the value of the Company’s properties that result from use or market conditions, each of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited. In addition, other REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of the Company’s performance.

Core Funds from Operations (“Core FFO”) – We calculate Core FFO by using FFO as defined by NAREIT and adjusting for certain other non-core items. We exclude from our Core FFO calculation acquisition costs, loss on early extinguishment of debt, changes in the fair value of the earn-out, changes in fair value of contingent consideration, non-cash warrant dividends, other non-recuring expenses, and the amortization of stock-based compensation.

We believe Core FFO provides a useful metric in comparing operations between reporting periods and in assessing the sustainability of our ongoing operating performance. Other equity REITs may calculate Core FFO differently or not at all, and, accordingly, the Company’s Core FFO may not be comparable to such other REITs’ Core FFO.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements also include statements relating to the closing of the business combination with Conduit within a certain timeframe or at all. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Except as required by law, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s documents filed with the SEC, copies of which are available on the SEC’s website, www.sec.gov.

Investor Relations Contact:

Presidio Property Trust, Inc.
Lowell Hartkorn, Investor Relations
LHartkorn@presidiopt.com
Telephone: (760) 471-8536 x1244

Presidio Property Trust, Inc. and Subsidiaries

Consolidated Balance Sheets

	March 31,	December 31,
	2025	2024
	(unaudited)
ASSETS
Real estate assets and lease intangibles:
Land	$16,036,702	$15,983,323
Buildings and improvements	103,409,116	102,862,977
Tenant improvements	16,488,963	16,488,066
Lease intangibles	3,475,531	3,776,654
Real estate assets and lease intangibles held for investment, cost	139,410,312	139,111,020
Accumulated depreciation and amortization	(34,560,209)	(33,700,262)
Real estate assets and lease intangibles held for investment, net	104,850,103	105,410,758
Real estate assets held for sale, net	12,515,912	22,185,742
Real estate assets, net	117,366,015	127,596,500
Other assets:
Cash, cash equivalents and restricted cash	11,956,853	8,036,496
Deferred leasing costs, net	1,431,607	1,666,135
Goodwill	1,389,000	1,389,000
Investment in Conduit Pharmaceuticals marketable securities (see Notes 2 & 9)	29,519	206,177
Deferred tax asset	298,645	298,645
Other assets, net (see Note 6)	2,953,277	3,376,697
Total other assets	18,058,901	14,973,150
TOTAL ASSETS (1)	$135,424,916	$142,569,650
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$81,525,487	$80,977,448
Mortgage notes payable related to properties held for sale, net	12,217,060	21,116,646
Mortgage notes payable, total net	93,742,547	102,094,094
Accounts payable and accrued liabilities	3,794,229	3,290,170
Accrued real estate taxes	1,070,006	1,972,477
Dividends payable	192,232	194,784
Lease liability, net	58,489	64,345
Below-market leases, net	7,047	8,625
Total liabilities	98,864,550	107,624,495

Commitments and contingencies (see Note 10)
Equity:
Series D Preferred Stock, $0.01 par value per share; 1,000,000 shares authorized; 984,238 shares issued and outstanding (liquidation preference $25.00 per share) as of March 31, 2025 and 997,082 shares issued and outstanding as of December 31, 2024	9,842	9,971
Series A Common Stock, $0.01 par value per share, shares authorized: 100,000,000; 12,834,317 shares and 12,834,317 shares were issued and outstanding at March 31, 2025 and December 31, 2024, respectively	128,343	128,343
Additional paid-in capital	185,805,501	185,770,842
Dividends and accumulated losses	(157,688,233)	(159,374,010)
Total stockholders’ equity before noncontrolling interest	28,255,453	26,535,146
Noncontrolling interest	8,304,913	8,410,009
Total equity	36,560,366	34,945,155
TOTAL LIABILITIES AND EQUITY	$135,424,916	$142,569,650

(1) As of March 31, 2025 and December 31, 2024, includes approximately $10.8 million and $11.4 million, respectively, of assets related to consolidated variable interest entities that can be used only to settle obligations of the consolidated variable interest entities.

Presidio Property Trust, Inc. and Subsidiaries

Consolidated Statements of Operations

	For the Three Months Ended March 31,
	2025	2024
Revenues:
Rental income	$4,032,429	$4,639,726
Fees and other income	92,755	150,335
Total revenue	4,125,184	4,790,061
Costs and expenses:
Rental operating costs	1,612,642	1,563,577
General and administrative	1,661,978	2,084,450
Depreciation and amortization	1,244,104	1,351,018
Impairment of goodwill and real estate assets	26,943	95,548
Total costs and expenses	4,545,667	5,094,593
Other income (expense):
Interest expense - mortgage notes	(1,510,470)	(1,515,206)
Interest and other income, net	5,149	4,646
Gain on sales of real estate, net	4,453,968	2,018,095
Net loss in Conduit Pharmaceuticals marketable securities (see footnote 9)	(176,658)	(3,861,233)
Income tax (expense) benefit	25,409	(79,565)
Total other income (expense), net	2,797,398	(3,433,263)
Net (loss) income	2,376,915	(3,737,795)
Less: Income attributable to noncontrolling interests	(111,563)	(1,503,868)
Net income (loss) attributable to Presidio Property Trust, Inc. stockholders	$2,265,352	$(5,241,663)
Less: Preferred Stock Series D dividends	(579,575)	(522,032)
Net income (loss) attributable to Presidio Property Trust, Inc. common stockholders	$1,685,777	$(5,763,695)

Net income (loss) per share attributable to Presidio Property Trust, Inc. common stockholders:
Basic & Diluted	$0.13	$(0.47)

Weighted average number of common shares outstanding - basic & dilutive	12,973,299	12,293,190

FFO AND CORE FFO RECONCILIATION

	For the Three Months Ended March 31,
	2025	2024
Net (loss) income attributable to Presidio Property Trust, Inc. common stockholders	$1,685,777	$(5,763,695)
Adjustments:
Income attributable to noncontrolling interests	111,563	1,503,868
Depreciation and amortization	1,244,104	1,351,018
Amortization of above and below market leases, net	(1,022)	(1,244)
Impairment of real estate assets	26,943	95,548
Loss on marketable securities	176,658	3,861,233
Net gain on sale of real estate assets	(4,453,968)	(2,018,095)
FFO	$(1,209,945)	$(971,367)
Stock Based Compensation	229,502	541,921
Core FFO	$(980,442)	$(429,445)

Weighted average number of common shares outstanding - basic and diluted	12,973,299	12,293,190

Core FFO / Wgt Avg Share	$(0.076)	$(0.035)